NUMBER                VOID AFTER _________, 1999
 WARRANTS

    [     ]          CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANT   [     ]


                           OCUREST LABORATORIES, INC.

CUSIP _________


         THIS CERTIFIES THAT for value received, ________________ or registered assigns is the owner of the number of Class A Redeemable Common Stock Purchase Warrants (the "Warrants") to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), a like number of fully paid and nonassessable shares of Common Stock, $.008 par value (the "Common Stock"), of Ocurest Laboratories, Inc., a Florida corporation (the "Company") at any time until 3 P.M. Denver Colorado time on ______________, 1999 upon the presentation and surrender of this Warrant Certificate with the Purchase Form on the reverse hereof duly executed, at the corporate office of American Securities Transfer & Trust, Inc. as Warrant Agent, or its successor (the "Warrant Agent"), or in the absence of a Warrant Agent, at the corporate office of the Company, accompanied by the exercise price of $4.80 per share of common stock (the "Purchase Price"). The payment of the Purchase Price shall be in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

      This Warrant Certificate and each Warrant evidenced hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agent Agreement (the "Warrant Agreement"), dated __________, 1996 by and between the Company and American Securities Transfer & Trust, Inc., the Warrant Agent. The Warrant Agreement provides, among other things, for adjustments to the Purchase Price and the number of shares of Common Stock which may be purchased upon exercise of the Warrants under certain circumstances.

      This Warrant Certificate with or without other Warrant Certificates, upon surrender to the Warrant Agent or any successor


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Warrant Agent, or in the absence of a Warrant Agent, the Company, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

      The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, any adjustments as described above or otherwise; but the Company in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered for exercise would otherwise result in the issuance of a fractional share, in lieu thereof, the aggregate number of shares issuable will be rounded up or down to the nearest full share.

      Notwithstanding anything herein or in the Warrant Agreement to the contrary, the Warrants shall not be exercisable with respect to the purchase of any securities (a) unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is then current and effective or an exemption from the registration provisions thereof is available and (b) by any person residing or domiciled in any state or other jurisdiction where registration or qualification of such securities is required in the absence of such registration.

      The Warrants shall be redeemable by the Company (a) at any time until 3:00 P.M., Denver, Colorado time on _____, 1998, at a price of $.55 per Warrant, and
(b) at any time during the period commencing after 3:00 P.M., Denver, Colorado time, on ______, 1998, and ending at 3:00 P.M., Denver, Colorado time, on _______, 1999, at a price of $.75 per Warrant provided that shares of the Common Stock have traded above 140% of the then Purchase Price, as determined pursuant to the provisions of the Warrant Agreement, for at least twenty consecutive trading days ending within ten days prior to the date the notice of redemption is given by the Company.

      No holder of the Warrants, as such, shall have any rights of a stockholder of the Company, either at law or in equity, and the rights of any such holder, as such, are limited as expressly provided in the Warrant Agreement or in the Warrant Certificates. The Company and the Warrant Agent may treat the registered holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the principles of conflicts of laws.

      This Warrant Certificate is not valid unless countersigned by


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the Warrant Agent.

      WITNESS the facsimile signatures of the officers of the Company and its corporate seal.

            OCUREST LABORATORIES, INC.


            -------------------------------       -----------------------------
                President                             Secretary

Dated:

Countersigned:

American Securities Transfer & Trust, Inc.



By ----------------------------------------------
               Authorized Officer


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                                  PURCHASE FORM

Ocurest Laboratories, Inc.
c/o American Securities Transfer & Trust, Inc.
1825 Lawrence Street
Suite 444
Denver, CO 80202-1817


      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder; ________ shares of Common Stock provided for therein, and requests that certificates for such shares be issued in the name of:

_______________________________________________________________________________
and, if said number of shares shall not be all of the shares purchasable thereunder, that a new Warrant Certificate for the balance of the shares purchasable under the within Warrant Certificate be registered in the name of the undersigned holder or such holder's assignee, as indicated below, and delivered to the address stated below.

DATED: ________,  199__

Name of Warrantholder or
         Assignee:
                                          _____________________________________
                                                (Please Print)

Address:                                  _____________________________________

                                          _____________________________________

State of Residence:                       _____________________________________

Signature:                                _____________________________________
                                          (NOTE: the above signature must
                                          correspond with the name as written
                                          upon the face of this Warrant
                                          Certificate in every particular,
                                          without alteration or enlargement or
                                          any change whatever, unless the
                                          Warrants have been assigned.)

                                   ASSIGNMENT

               (To be signed only upon assignment of the Warrants)

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

         ___________________________________________________________
                (Name and Address of Assignee must be Printed)

         ___________________________________________________________

Warrants represented by this Warrant Certificate, hereby irrevocably constituting and appointing __________________, as attorney to transfer said Warrants on the books and records of the Company, with full power of substitution in the premises.

Dated: ________, 199__        _______________________________________________
                                          (Signature of Record Holder)

                                          (NOTE: the above signature must
                                          correspond with the name as
                                          written upon the face of this
                                          Warrant Certificate in every
                                          particular, without alteration
                                          or enlargement or any change
                                          whatever.)

Signature Guaranteed: